Exhibit 10.9

FORM OF EXCHANGEABLE SHARE SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of         , 2012 (this “Agreement”), is entered into by and between Tronox Incorporated, a Delaware corporation (“Tronox”), and Tronox Limited, a public limited company organized under the laws of Australia (“Parent”).

WHEREAS, in connection with the transactions contemplated by that certain Amended and Restated Transaction Agreement, dated as of April 20, 2012, by and among Tronox, Parent, Concordia Acquisition Corporation, Concordia Merger Corporation, Exxaro Resources Limited, Exxaro Holdings Sands (Proprietary) Limited and Exxaro International BV (the “Transaction Agreement” and the transactions contemplated thereby, collectively, the “Transaction”), Tronox will issue shares of exchangeable stock (the “Exchangeable Shares”) at the effective time of the First Merger (as such term is defined in the Transaction Agreement) to certain stockholders of Tronox who have elected to receive Exchangeable Shares in the Transaction;

WHEREAS, each Exchangeable Share is exchangeable for one Class A ordinary share in Parent (each such share, a “Class A Share”), an amount in cash equal to $12.50, without interest, and assuming that the holder was a holder of record on the applicable dividend record date, cash equal to any declared but unpaid dividends declared by Tronox on the Exchangeable Share, subject to the terms and conditions of the Exchangeable Shares set forth in the Second Amended and Restated Certificate of Incorporation of Tronox (the “Tronox Charter”);

WHEREAS, in connection with the Transaction, (i) each warrant to purchase shares of Tronox common stock outstanding immediately prior to the consummation of the Transaction will be converted into a warrant to acquire, under the same terms and conditions, the per share consideration that the holder of such warrant would have received with respect to each share of Tronox common stock into which such warrant is convertible had such holder exercised the warrant immediately prior to the consummation of the Transaction, including Exchangeable Shares (each such warrant, a “Warrant”), and (ii) Tronox and Parent will enter into an Amended and Restated Warrant Agreement with Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A. (in their capacity as the Warrant Agent) with respect to the Warrants (such amended and restated agreement, the “Warrant Agreement”);

WHEREAS, Parent and Tronox desire to provide each other with certain support with respect of the Exchangeable Shares and the Warrants;

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1. Defined Terms.

(a) “Affiliate” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Business Day” means a day (other than a Saturday or Sunday) on which banks are generally open for business in each of New York, New York and Perth, Australia.

(c) “Person” means any individual, corporation, company, limited liability company, partnership, association, trust, joint venture or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

(d) Capitalized terms used in this Agreement but not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Tronox Charter.

Section 1.2. Interpretation. For the purposes of this Agreement, except to the extent that the context otherwise requires:

(a) Whenever the words “include,” “includes” or “including” (or similar terms) are used in this Agreement, they are deemed to be followed by the words “without limitation”.

(b) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(c) References to a Person are also to its permitted successors and assigns.

ARTICLE II

COVENANTS OF PARENT

Section 2.1. Actions Relating to the Exchange of Exchangeable Shares.

(a) For as long as any Exchangeable Shares (other than Exchangeable Shares owned by Parent or its Affiliates) remain outstanding, Parent will take or cause to be taken all actions and do or cause to be done all things reasonably necessary or desirable to enable and permit Tronox, in accordance with applicable law, to perform its obligations arising under the terms of the Exchangeable Shares, including:

(i) the issuance of Class A Shares to the relevant holders in connection with any request by the holders to exchange the Exchangeable Shares or any exchange of Exchangeable Shares by Tronox;

(ii) all actions reasonably necessary and desirable to enable and permit Tronox to arrange the delivery of the corresponding Class A Shares and cash equal to $12.50 per Exchangeable Share, without interest, and assuming that the holders were holders of record on the applicable dividend record date, cash equal to any declared but unpaid dividends on the Exchangeable Shares, to the holders of Exchangeable Shares in connection with any exchange; and

(iii) in the event the holder of any Warrant elects to receive Exchangeable Shares upon exercise of its Warrant, promptly notify Tronox in writing of such election, which notice shall include the name and address of the holder to whom the Exchangeable Shares shall be issued, the number of Exchangeable Shares to be issued, and the date on which the Exchangeable Shares shall be issued and delivered to the relevant Warrant holder.

(b) Parent will use reasonable best efforts to cause the Class A Shares issued in connection with any exchange of Exchangeable Shares to be no less freely tradable than the Class A Shares outstanding immediately before the exchange.

(c) In the event the board of directors of Parent declares any dividend on the Class A Shares, Parent shall publicly announce such dividend at least fifteen (15) Business Days prior to the record date for such dividend.

Section 2.2. Changes to Class A Shares or Exchangeable Shares. For so long as any Exchangeable Shares (other than those held by Parent or its Affiliates) are outstanding:

(a) if Parent subdivides, reduces, consolidates, combines or otherwise changes the then outstanding Class A Shares into a different number of Class A Shares, or reclassifies or otherwise changes the Class A Shares or effects an amalgamation, merger, reorganization or other transaction affecting the Class A Shares, then Parent and Tronox shall, in each case, cooperate with each other and cause the same or a substantially economically equivalent distribution on or change to, or in the rights of the holders of, the Exchangeable Shares to be made on the same date. Parent will use its reasonable best efforts to ensure that the record date for any of the foregoing events (or the effective date if there is no record date) is not less than five Business Days after the date that Parent announces the event. The board of directors of Tronox will determine, in good faith and in its sole discretion, the “economic equivalence” for these purposes, and its determination will be conclusive and binding; and

(b) if Tronox subdivides, reduces, consolidates, combines or otherwise changes the then outstanding Exchangeable Shares into a different number of Exchangeable Shares, or reclassifies or otherwise changes the Exchangeable Shares or effects an amalgamation, merger, reorganization or other transaction affecting the Exchangeable Shares, then Parent and Tronox shall, in each case, cooperate with each other and cause an equitable and proportional adjustment to be made to the Exchangeable Share Consideration.

Section 2.3. Business Combination Transactions. So long as any Exchangeable Shares (other than those held by Parent or its affiliates) are outstanding, except to the extent required by applicable law or necessary for the board of directors of Parent to comply with their fiduciary or statutory duties:

(a) Parent and its board of directors shall not propose, recommend or otherwise effect with the consent or approval of its board of directors any tender or share exchange offer, issuer bid, takeover bid, scheme of arrangement, merger or similar transaction with respect to Class A Shares, unless the holders of Exchangeable Shares (other than Parent and its Affiliates) are permitted to participate in the transaction to the same extent on a substantially economically equivalent basis as the holders of Class A Shares without discrimination; and

(b) Parent shall not consummate any business combination transaction (whether by way of reconstruction, reorganization, merger (other than any merger effected pursuant to a mechanism referred to in Section 2.3(a)) consolidation, transfer, sale, lease or otherwise) unless (i) the rights of the holders of Exchangeable Shares are substantially preserved in such transaction and not impaired in any material respect and (ii) any successor to Parent in such transaction (the “Parent Successor”) becomes bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence such Parent Successor’s agreement to pay and deliver or cause to be paid and delivered all moneys and property deliverable by Parent hereunder and to observe and perform all of the other covenants and obligations of Parent under this Agreement.

ARTICLE III

COVENANTS OF TRONOX

Section 3.1. Actions Relating to the Exchange of Exchangeable Shares.

(a) Tronox will promptly advise Parent of the receipt of any exchange request by a holder of Exchangeable Shares or any decision to exchange Exchangeable Shares by Tronox. If the parties so agree, Tronox will deliver to Parent (i) Exchangeable Shares, notes or cash in consideration for Parent procuring the issuance of Class A Shares and/ or (ii) all or any part of the cash portion of the Exchangeable Share Consideration.

(b) Tronox will cooperate with any request by the board of directors of Parent to exchange all of the Exchangeable Shares pursuant to Section 5.04(c)(ii) of the Tronox Charter.

Section 3.2. Actions Relating to the Warrants. Tronox will take or cause to be taken all actions and do or cause to be done all things reasonably necessary or desirable to enable and permit Parent, in accordance with applicable law, to perform its obligations under the terms of the Warrants and Warrant Agreement, including maintaining a sufficient number of authorized but unissued Exchangeable Shares to permit Parent to perform its obligations under the terms of the Warrants and the Warrant Agreement should the holders of the Warrants elect to receive Exchangeable Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of Parent. Parent hereby represents and warrants to Tronox that (i) the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby are within its corporate or similar powers and have been duly authorized by all necessary corporate or similar action and (ii) this Agreement constitutes its valid and binding agreement.

Section 4.2. Representations and Warranties of Tronox. Tronox hereby represents and warrants to Parent that (i) the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby are within its corporate or similar powers and have been duly authorized by all necessary corporate or similar action and (ii) this Agreement constitutes its valid and binding agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1. Term. This Agreement shall come into force and be effective on the date hereof and shall terminate and be of no further force or effect at such time as no Exchangeable Shares are held by any Person (other than Parent or any of its Affiliates).

Section 5.2. Further Assurances. Parent and Tronox shall each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the agreements and transactions contemplated by this Agreement. Each party shall promptly notify the other of the occurrence of any events affecting the subject matter of this Agreement.

Section 5.3. Amendment. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and signed by each party to this Agreement. In addition, with the exception of administrative changes for the purpose of adding covenants that are not prejudicial to the rights and interests of the holders of Exchangeable Shares or curing ambiguities or clerical errors (in each case, provided that the board of directors of each of Tronox and Parent has determined that the amendments are not prejudicial to the rights or interests of the holders of Exchangeable Shares), this Agreement may not be amended without the approval of the holders of a majority of the Exchangeable Shares.

Section 5.4. Assignment; No Third Party Beneficiaries. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. The provisions of this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 5.5. Governing Law. This Agreement and any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, the negotiation, execution, existence, validity, enforceability or performance of this Agreement, or for the breach or alleged breach thereof (whether in contract, in tort or otherwise) shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any conflicts of laws or other principles thereof that would result in the application of the Laws of another jurisdiction, either as to substance or procedure.

Section 5.6. Consent to Jurisdiction. Any proceeding relating to any dispute regarding this Agreement shall be brought solely and exclusively in the Delaware Chancery Court or the United States District Court for the District of Delaware (each, a “Delaware Court”). Each of Tronox and Parent hereby agrees that a final judgment (subject to any appeals therefrom) in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on judgment or in any other manner provided by law. Each party hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts in respect of any proceeding relating to any dispute regarding this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in the Delaware Courts, and any claim that any such proceeding brought in the Delaware Courts has been brought in an inconvenient forum.

Section 5.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Such counterpart executions may be transmitted to the Parties by facsimile or electronic transmission, which shall have the full force and effect of an original signature.

Section 5.8. Severability. If any provisions of this Agreement as applied to any part or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

Section 5.9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by e-mail, telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to Parent:

Tronox Limited

Attention:

Facsimile:

with a copy (which shall not constitute notice) to:

Ashurst Australia

Level 26

181 William Street

Melbourne VIC 3000

Australia

Attention: Marie McDonald

Facsimile: 61 3 9679 3111

Email: marie.mcdonald@ashurst.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States

Attention: Daniel Wolf

Facsimile: 1 212 446 4900

E-mail: daniel.wolf@kirkland.com

(b) If to Tronox:

Tronox Incorporated

3301 NW 150th Street

Oklahoma City, OK 73134

United States

Attention: Michael Foster

Facsimile: 1 405 775 5155

E-mail: michael.foster@tronox.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States

Attention: Daniel Wolf

Facsimile: 1 212 446 4900

E-mail: daniel.wolf@kirkland.com

Section 5.10. No Waiver. The terms and provisions hereof may not be waived except by an instrument signed by or on behalf of the party waiving compliance. The failure of any party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligations under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or demand such compliance.

Section 5.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 5.12. Specific Performance. Each of Parent and Tronox acknowledges that the other party will be irreparably harmed and that there will be no adequate remedy at law for any violation by any party of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party shall have the right to injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other party’s covenants and agreements contained in this Agreement, in any court of competent jurisdiction, in addition to any other remedy to which it may be entitled, at law or in equity.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TRONOX LIMITED

By:
Name:
Title:

TRONOX INCORPORATED

By:
Name:
Title: